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                                 EXHIBIT 10.4G





                               November 1, 1997


Southwest Water Company
225 N. Barranca Ave., Suite 200
West Covina, CA 91719

Gentlemen:

     This letter is to confirm that Wells Fargo Bank, National Association, successor-by-merger to First Interstate Bank of California ("Bank") has agreed to extend the maturity date of that certain credit accommodation granted by Bank to Southwest Water Company ("Borrower") in the original maximum principal amount of Five Million dollars ($5,000,000.00) with said principal amount subsequently increased to Six Million Dollars ($6,000,000.00) pursuant to the terms and conditions of that certain Credit Agreement between Bank and Borrower dated as of December 22, 1992, as amended from time to time (the "Agreement").

     The maturity date of said credit accommodation is hereby extended until January 1, 1998. Until such date, all terms and conditions of the Agreement which pertain to said credit accommodation shall remain in full force and effect, except as expressly modified hereby. The promissory note dated as of December 22, 1992, as modified and/or amended from time to time, executed by Borrower and payable to the order of Bank which evidences said credit accommodation, a copy of which is attached hereto as Exhibit A (the "Note"),
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shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect the new maturity date set forth above. All other terms and conditions of the note remain in full force and effect, without waiver or modification.
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     Borrower acknowledges that Bank has not committed to make any renewal of further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal of further extension remains in the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supersedes all prior negotiations, discussions and correspondence concerning said extension.

     Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before November 14, 1997.

                                               Very truly yours,

                                               WELLS FARGO BANK,
                                               NATIONAL ASSOCIATION SUCCESSOR-
                                               BY-MERGER TO FIRST INTERSTATE
                                               BANK OF CALIFORNIA

                                               By: /s/ Richard Madsen
                                                   ------------------
                                                       RICHARD MADSEN
                                                       Vice President

Acknowledged and accepted as of October 1, 1997



SOUTHWEST WATER COMPANY

By:      /s/Anton C. Garnier
         -------------------
         ANTON C. GARNIER
Title:   President
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By:      /s/Peter J. Moerbeek
         --------------------
         PETER J. MOERBEEK
Title:   Vice President Finance,
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